UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report)                                 January 14, 2014

(Date of earliest event reported)     January 13, 2014

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK	74103
(Address of principal executive offices)	(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On January 13, 2014, ONEOK, Inc. (“ONEOK”) issued a news release announcing that its wholly owned subsidiary, ONE Gas, Inc. (“ONE Gas”), has priced a private offering to sell $1.2 billion aggregate principal amount of senior notes, consisting of $300 million of 2.07 percent notes due 2019; $300 million of 3.61 percent notes due 2024; and $600 million of 4.658 percent notes due 2044. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 13, 2014, ONEOK issued a news release announcing that it has commenced a cash tender offer (the “Tender Offer”) to purchase its outstanding 4.25 percent notes due 2022 and its 6.0 percent notes due 2035, up to a maximum payment amount of $150 million, excluding accrued and unpaid interest. The Tender Offer is subject to the satisfaction or waiver by ONEOK of certain conditions, including the separation of ONEOK’s natural gas distribution business from the rest of ONEOK through the separation of ONE Gas, and the payment by ONE Gas to ONEOK of approximately $1.13 billion of cash. A copy of the news release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	News release, dated January 13, 2014, announcing the pricing of a private offering.

99.2	News release, dated January 13, 2014, announcing the Tender Offer

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: January 14, 2014	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release, dated January 13, 2014, announcing the pricing of a private offering.

99.2	News release, dated January 13, 2014, announcing the Tender Offer